EXHIBIT 99.1

Idaho Strategic Reports First Quarter 2024 Operating and Financial Performance

Highlighted by a 76.5% Increase in Revenue and a 35-Fold Increase in Net Income – Exceeding the Company’s Total Net Income for 2023

COEUR D’ALENE, Idaho, May 6, 2024 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the first quarter ending March 31, 2024. IDR achieved a 76.5% increase in revenue and a 35-fold increase in net income compared to the first quarter of 2023. Key highlights include:

Operational Performance:	Q1 2024	% Change	Q1 2023
Ore Tonnes Processed	10,300	(7.6)%	11,144
Average Flotation Feed Grade (gpt)	10.31	83.1%	5.63
Ounces Produced	3,116	80.6%	1,725
All-In Sustaining Cost Per Ounce ($USD)	$1,097.09	(28.8)%	$1,540.20

Financial Performance ($USD):	Q1 2024	% Change	Q1 2023
Revenue	$5,898,938	76.5%	$3,341,596
Cost of Goods Sold	$3,060,701	23.6%	$2,475,997
Gross Profit	$2,838,237	227.9%	$865,599
Net Income Attributable to IDR	$2,171,109	3,482.7%	$60,599
Earnings Per Share (EPS)	$0.17	1,600%	$0.01

Idaho Strategic’s CEO and President, John Swallow stated, “The beneficial combination of higher gold prices, higher gold grades, and a motivated team was evident in the first quarter this year. Those of us who have been around since the early days remember well that we began production from the Golden Chest when the price of gold was around $1,200 per ounce. We knew then that we needed to build the business during the tough times in order to take advantage of the good times. And now we have found ourselves in a strong position to capitalize on this opportunity and to invest in additional production and exploration activities. We have a number of drill targets outlined throughout the summer and fall and we expect to begin construction on our paste backfill plant during the second quarter.”

Idaho Strategic Resources, Inc.    •    201 N. 3rd Street    •     Coeur d’Alene, Idaho 83814

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Golden Chest Highlights for Q1 2024 Include:

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In the first quarter of 2024 gold production increased 80.6% to 3,116 ounces, average flotation feed grade at the mill increased 83.1% to 10.31 gold grams per tonne (gpt), and all-in sustaining cost per ounce (AISC) decreased 28.8% to $1,097.09 compared to the same period in 2023.

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The Company announced the purchase of the Butte Gulch property located adjacent to the Golden Chest Mine. Butte Gulch has the potential to serve as a future location for surface and underground mining infrastructure.

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Additionally, Idaho Strategic announced the purchase of long-lead time components for its planned paste backfill system. The paste backfill system is expected to allow for increased mine development and has the potential to save the Company an estimated $500,000 to $800,000 annually once fully operable.

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Subsequent to the end of Q1, the Company agreed to a renewed contract with its concentrate broker, H&H Metals. It is anticipated the negotiated terms of the updated contract should result in a savings of between $200,000 to $400,000 annually.

Rare Earth Highlights for Q1 2024 Include:

•	Idaho Strategic’s CEO and President, John Swallow, was invited by members from the U.S. Department of Energy to speak at the Future Needs for Responsible Mining of Critical Minerals workshop in Denver, CO on January 25th, 2024.

Mr. Swallow concluded, “Over the past 10 years our team has built a truly unique business in the resources sector and now have the right assets in the right locations at the right time. We’ve produced a record Q1 and Q2 is off to a great start. It is gratifying to see the business reach this level of profitability and to be able to reinvest a meaningful amount into future growth initiatives. I am as energized as ever over the position and direction of the company, and I get to work alongside a group (including my two sons) whose efforts have a direct and positive impact on the communities where we operate. We are only in the early innings of a game we intend to win.”

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources click here for our corporate presentation, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

Idaho Strategic Resources, Inc.    •    201 N. 3rd Street     •    Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

For the Three-Month Periods Ended March 31, 2024 and 2023

	March 31,
	2024	2023
Revenue:
Sales of products	$5,898,938	$3,341,596
Total revenue	5,898,938	3,341,596

Costs of Sales:
Cost of sales and other direct production costs	2,558,913	2,147,960
Depreciation and amortization	501,788	328,037
Total costs of sales	3,060,701	2,475,997
Gross profit	2,838,237	865,599

Other operating expenses:
Exploration	267,848	273,442
Management	109,100	68,911
Professional services	154,244	240,805
General and administrative	160,663	263,298
Loss on disposal of equipment	4,409	6,120
Total other operating expenses	696,264	852,576
Operating income	2,141,973	13,023

Other (income) expense: Equity income on investment in Buckskin Gold and Silver, Inc	(1,867)	(350)
Timber revenue net of costs	(13,357)	(20,724)
Gain (loss) on investment in equity securities	453	(5)
Interest income	(19,635)	(18,932)
Interest expense	20,565	8,848
Total other (income) expense	(13,841)	(31,163)

Net income	2,155,814	44,186
Net loss attributable to non-controlling interest	(15,295)	(16,413)
Net income attributable to Idaho Strategic Resources, Inc	$2,171,109	$60,599

Net income per common share-basic	$0.17	$0.01
Weighted average common share outstanding-basic	12,513,374	12,200,857

Net income per common share-diluted	$0.17	$0.01
Weighted average common shares outstanding-diluted	12,673,172	12,205,567

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

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Idaho Strategic Resources, Inc. Condensed Consolidated Balance Sheets (Unaudited)
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,295,457	$2,286,999
Gold sales receivable	1,238,474	1,038,867
Inventories	796,836	876,681
Joint venture receivable	1,598	2,080
Investment in equity securities	-	5,649
Other current assets	209,824	236,837
Total current assets	7,542,189	4,447,113

Property, plant and equipment, net of accumulated depreciation	10,665,673	10,233,640
Mineral properties, net of accumulated amortization	9,088,070	7,898,878
Investment in Buckskin Gold and Silver, Inc	340,636	338,769
Investment in joint venture	435,000	435,000
Reclamation bond	251,310	251,310
Deposits	377,420	285,079
Total assets	$28,700,298	$23,889,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$485,363	$484,221
Accrued payroll and related payroll expenses	272,476	266,670
Notes payable, current portion	1,090,329	978,246
Total current liabilities	1,848,168	1,729,137

Asset retirement obligations	291,223	286,648
Notes payable, long term	2,167,060	1,338,406
Total long-term liabilities	2,458,283	1,625,054

Total liabilities	4,306,451	3,354,191

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; March 31, 2024-12,683,037 and December 31, 2023- 12,397,615 shares issued and outstanding	36,664,576	34,963,739
Accumulated deficit	(15,039,529)	(17,210,638)
Total Idaho Strategic Resources, Inc stockholders’ equity	21,625,047	17,753,101
Non-controlling interest	2,768,800	2,782,497
Total stockholders' equity	24,393,847	20,535,598

Total liabilities and stockholders’ equity	$28,700,298	$23,889,789

Idaho Strategic Resources, Inc.    •      201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

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Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q2 2024 financial performance that is in-line, better, or worse than Q1 2024, the potential for the Company to initiate and complete additional capital investments that may or may not lead to increased production, the Company’s plans to increase its exploration and development efforts, the potential for the Company to utilize Butte Gulch for surface and/or underground infrastructure in the future, the potential for Idaho Strategic’s operations to remain profitable in Q2 2024, the potential monetary and operational benefits of implementing the paste backfill system, and the potential monetary and operational benefits of the Company’s new contract with its metals broker. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

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